EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the quarterly report of Lion Capital Holdings, Inc. (the “Company”) on Form 10-Q for the three months ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tim Page, Chief Executive Officer of Lion Capital Holdings, Inc., certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) the Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 18, 2009	By:	/s/ Timothy T. Page
Timothy T. Page
Chief Executive Officer and Chairman of the Board of Directors